CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of Great International Firms Portfolio, Series 30, Morgan Stanley U.S. Multinational 50 IndexSM Portfolio, Series 22 and Morgan Stanley Technology IndexSM Portfolio, Series 37 (included in Van Kampen Unit Trusts, Series 654) as of February 29, 2008, and for the period from March 20, 2007 (Initial Date of Deposit) through February 29, 2008 then ended and the financial highlights for the period from March 20, 2007 (Initial Date of Deposit) through February 29, 2008, contained in this Post-Effective Amendment No. 1 to Form S-6 (File No. 333-140405) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
June 24, 2008